EXHIBIT 10.1

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of December 2, 2019 (the “Effective Date”), between Aspen Group, Inc., a Delaware corporation (the “Company”), and Frank J. Cotroneo (the “Executive”).

WHEREAS, in its business, the Company has acquired and developed certain trade secrets, including, but not limited to, proprietary processes, sales methods and techniques, and other like confidential business and technical information, including but not limited to, technical information, design systems, pricing methods, pricing rates or discounts, processes, procedures, formulas, designs of computer software, or improvements, or any portion or phase thereof, whether patented, or not, or unpatentable, that is of any value whatsoever to the Company, as well as information relating to the Company’s Services (as defined), information concerning proposed new Services, market feasibility studies, proposed or existing marketing techniques or plans (whether developed or produced by the Company or by any other person or entity for the Company), other Confidential Information, as defined in Section 9(a), and information about the Company’s executives, officers, and directors, which necessarily will be communicated to the Executive by reason of his employment by the Company; and

WHEREAS, the Company has strong and legitimate business interests in preserving and protecting its investment in the Executive, its trade secrets and Confidential Information, and its substantial, significant, or key, relationships with vendors, and Students and Professors, each, as defined below, whether actual or prospective; and

WHEREAS, the Company desires to preserve and protect its legitimate business interests further by restricting competitive activities of the Executive during the term of this Agreement and for a reasonable time following the termination of this Agreement; and

WHEREAS, the Company desires to employ the Executive and to ensure the availability to the Company of the Executive’s services, and the Executive is willing to accept such employment and render such services, all upon and subject to the terms and conditions contained in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth in this Agreement, and intending to be legally bound, the Company and the Executive agree as follows:

1.

Representations and Warranties.  The Executive hereby represents and warrants to the Company that he (i) is not subject to any non-solicitation or non-competition agreement affecting his employment with the Company, (ii) is not subject to any confidentiality or nonuse/nondisclosure agreement affecting his employment with the Company, and (iii) will bring to the Company no trade secrets, confidential business information, documents, or other personal property of a prior employer.

2.

Term of Employment.

(a)

Term.  The Company hereby employs the Executive, and the Executive hereby accepts employment with the Company for a period of three years commencing as of the Effective Date (such period, as it may be extended or renewed, the “Term”), unless sooner terminated in accordance with the provisions of Section 6.  The Term shall be automatically renewed for successive one-year terms unless notice of non-renewal is given by either party at least 30 days before the end of the Term.

(b)

Continuing Effect.  Notwithstanding any termination of this Agreement, at the end of the Term or otherwise, the provisions of Sections 6(e), 7, 8, 9, 10, 12 15, 18, 19, and 22 shall remain in full force and effect and the provisions of Section 9 shall be binding upon the legal representatives, successors and assigns of the Executive.

3.

Duties.

(a)

General Duties.  The Executive shall serve as the Chief Financial Officer of the Company, with duties and responsibilities that are customary for such an executive. The Executive shall report to the Company’s Chief Executive Officer (the “CEO”).  The Executive shall be responsible for the Company’s periodic financial reporting including the execution of the CFO certifications to the Company’s periodic reports filed as exhibits to Form 10-K and Form 10-Q commencing with the Form 10-Q for the period ended October 31, 2019. The Executive shall also perform services for such subsidiaries of the Company as may be necessary.  The Executive shall use his best efforts to perform his duties and discharge his responsibilities pursuant to this Agreement competently, carefully and faithfully. In determining whether or not the Executive has used his best efforts hereunder, the Executive’s and the Company’s delegation of authority and all surrounding circumstances shall be taken into account and the best efforts of the Executive shall not be judged solely on the Company’s earnings or other results of the Executive’s performance, except as specifically provided to the contrary by this Agreement.  The Executive shall, if requested, also serve as an officer or director of any affiliate of the Company for no additional compensation. The Executive shall remain a director of the Company subject to (i) shareholder approval at the next shareholder annual meeting and (ii) compliance with the Rules of the Nasdaq Stock Market relating to independence of directors.

(b)

Devotion of Time.  Subject to the last sentence of this Section 3(b), the Executive shall devote such time, attention and energies to the affairs of the Company and its subsidiaries and affiliates as are necessary to perform his duties and responsibilities pursuant to this Agreement.  Except for the consent provided in Schedule A, the Executive shall not enter the employ of or serve as a consultant to, or in any way perform any professional financial-related services with or without compensation to, any other persons, business, or organization, without the prior consent of the Board.  Notwithstanding the above, the Executive shall be permitted to devote a limited amount of his time, to professional, charitable or similar organizations, including, but not limited to, serving as a non-executive director or an advisor to a board member, or committee member of any company or organization provided that such activities do not interfere with, or otherwise create a conflict with, the Executive’s performance of his duties and responsibilities as provided hereunder.

(c)

Location of Office.  The Executive’s principal business office shall be in Naples, Florida.  However, the Executive’s job responsibilities shall include all business travel necessary for the performance of his job including travel to the Company’s offices located in New York, Colorado, Arizona, California and any other location in which the Company may in the future establish an office.  The Executive shall work in one or more of these company locations at least four business days a month.

(d)

Adherence to Inside Information Policies.  The Executive acknowledges that the Company is publicly-held and, as a result, has reviewed and will abide by the company’s current inside information policies designed to preclude its executives and those of its subsidiaries from violating the federal securities laws by trading on material, non-public information or passing such information on to others in breach of any duty owed to the Company, or any third party.  The Executive shall promote these policies internally and promptly execute any agreements generally distributed by the Company to its employees requiring such employees to abide by its inside information policies.

4.

Compensation and Expenses.

(a)

Salary and Equity.  For the services of the Executive to be rendered under this Agreement, the Company shall pay the Executive an annual salary of $300,000 (the “Base Salary”), less such deductions as shall be required to be withheld by applicable law and regulations payable in accordance with the Company’s customary payroll practices.  The Executive’s Base Salary shall be reviewed at least annually by the Board and the Board may, but shall not be required to, increase the Base Salary during the Term.  However, the Executive’s Base Salary may not be decreased during the Term. In addition, the Company shall grant the Executive 100,000 restricted stock units. The restricted stock units (i) shall be granted under the 2018 Equity Incentive Plan and (ii) shall vest annually over a three-year period beginning the date of this Agreement, subject to continued employment on each applicable vesting date, execution of the Company’s standard Restricted Stock Unit Agreement, and to acceleration per Section 6 hereof.   The 15,000 restricted stock units granted to the Executive on November 5, 2019 shall become immediately vested upon signing this Agreement.

(b)

Target Bonus.  For each fiscal year during the Term beginning May 1st and ending April 30th of the applicable fiscal year (which shall include the fiscal year ending April 30, 2020), the Executive shall have the opportunity to earn a bonus up to 30%, 66% or 100% of his then Base Salary (the “Target Bonus”) as follows:

When the Company achieves annual Adjusted EBITDA (as defined below) at certain threshold levels (each, an “EBITDA Threshold”), the Executive shall receive an automatic cash bonus (the “Automatic Cash Bonus”) equal to a percentage of his then Base Salary, and shall receive a grant of fully vested shares of the Company’s common stock having an aggregate Fair Market Value (as such term is defined in the Company’s 2018 Equity Incentive Plan, as amended) equal to a percentage of the Executive’s then Base Salary (the “Automatic Equity Bonus”). In addition, the Executive shall be eligible to receive an additional percentage of his then Base Salary as a cash bonus (the “Discretionary Cash Bonus”) and an additional grant of fully vested shares of the Company’s common stock having an aggregate Fair Market Value equal to a percentage of the Executive’s then Base Salary (the “Discretionary Equity Bonus”) based on the Board’s determination that the Executive has achieved certain annual performance objectives established by the Board, based on the mutual agreement of the Chief Executive Officer and the Executive, at the beginning of each fiscal year.

The EBITDA Thresholds and corresponding bonus levels are set forth in the table below. For the avoidance of doubt, the Executive shall only be eligible to receive the bonuses associated with a single EBITDA Threshold; i.e. in the event the Company attains EBITDA Threshold (2), only the bonuses associated with EBITDA Threshold (2) below (and not the bonuses associated with EBITDA Threshold (1)) shall be applicable.

EBITDA Threshold	Automatic Cash Bonus	Automatic Equity Bonus	Discretionary Cash Bonus	Discretionary Equity Bonus
(1) $1,000,000 -$1,999,999	7.5%	7.5%	Up to 7.5%	Up to 7.5%
(2) $2,000,000 -$3,999,999	16.5%	16.5%	Up to 16.5%	Up to 16.5%
(3) $4,000,000 and over	25%	25%	Up to 25%	Up to 25%

Provided, however, that the earning of the Target Bonus is subject to the Company having at least $2,000,000 in available cash as of the last day of an applicable  fiscal year after deducting the Target Bonus paid to all executive officers of the Company or its subsidiaries under the same Target Bonus formula pursuant to such executives’ employment agreements (the “Cash Threshold”) and the Executive continuing to provide services under this Agreement on the applicable Target Bonus determination date.  If the Company is unable to pay the Target Bonus as a result of not meeting the Cash Threshold, no Target Bonus will be earned for that fiscal year.  As used in this Agreement, Adjusted EBITDA is calculated as earnings (or loss) from continuing operations before preferred dividends, interest expense, income taxes, , bad debt expense, depreciation and amortization, and amortization of stock-based compensation; however, if Adjusted EBITDA shall be defined differently in any filing of the Company with the Securities and Exchange Commission subsequent to the date of this Agreement, then Adjusted EBITDA shall thereafter be defined in accordance with the definition most recently set forth in any such filing at each Target Bonus determination date. In meeting the $2,000,000 cash requirement referred to above, the Company shall deduct all borrowings including under any  secured line of credit (the “Credit Line”) which were made within three months of the end of any applicable fiscal year unless the borrowings were attributable to paying ongoing operating expenses then due or which are expected to become due and for which, based on internal forecasts will not be paid by expected cash flow, within three months from the end of a fiscal year (the “Operating Expenses”). To the extent borrowings were used to pay such Operating Expenses, they shall not be used in calculating the required cash amount. Any amount of Operating Expenses which is less than the recent borrowings shall be added to the required cash amount.  By way of example, assume that the Company has borrowed $200,000 under the Credit Line in the past three months prior to the fiscal year end (which if it is April 30 would be February 1 through April 30) which is A and that due to expansion of the Scottsdale office, its payroll expenses will increase by $150,000 over the next three months which is B.  The formula is A minus B equals C or the amount added to the required cash balance. Accordingly, in this example C is $50,000 which would be added to the required cash balance on the last day of the fiscal year. To receive the Target Bonus the amount of cash should be at least $2,050,000.  In the event that the Company changes its fiscal year, for any partial fiscal years the EBITDA Threshold shall be which are proportionately adjusted.  The Executive shall be eligible for the Target Bonuses without proration for the first fiscal year ending April 30, 2020.

(c)

Expenses.  In addition to any compensation received pursuant to this Section 4, the Company will reimburse or advance funds to the Executive for all reasonable documented travel (including travel expenses incurred by the Executive related to his travel to the Company’s other offices), entertainment and miscellaneous expenses incurred in connection with the performance of his duties under this Agreement, provided that the Executive properly provides a written accounting of such expenses to the Company in accordance with the Company’s practices.  Such reimbursement or advances will be made in accordance with policies and procedures of the Company in effect from time to time relating to reimbursement of, or advances to, its executive officers.

(d)

Incentive Program.  Subject to shareholder approval of the proposed amendment of the 2018 Equity Incentive Plan, the Executive shall receive a grant of restricted stock units, with vesting subject to certain milestones being met (set by the Compensation Committee).  The number of restricted stock units that the Company anticipates granting the Executive for the first year of this incentive program is 75,000 restricted stock units.

5.

Benefits.

(a)

Paid Time Off.  For each 12-month period during the Term, the Executive shall be entitled to four weeks of Paid Time Off without loss of compensation or other benefits to which he is entitled under this Agreement, to be taken at such times as the Executive may select and the affairs of the Company may permit. Any unused days will be carried over to the next 12 month period.

(b)

Fringe Benefits and Perquisites.  During the Term, the Executive shall be entitled to fringe benefits and perquisites consistent with the practices of the Company, and to the extent the Company provides similar benefits or perquisites (or both to similarly situated executives of the Company).

(c)

Employee Benefits.  During the Term, the Executive shall be entitled to participate in all employee benefit plans, practices and programs maintained by the Company, as in effect from time to time (collectively, “Employee Benefit Plans”), on a basis which is no less favorable than is provided to other similarly situated executives of the Company, to the extent consistent with applicable law and the terms of the applicable Employee Benefit Plans.  The Company reserves the right to amend or cancel any Employee Benefit Plans at any time in its sole discretion, subject to the terms of such Employee Benefit Plan and applicable law.

Notwithstanding the foregoing sentence, during the Term, the Company shall provide the Executive with health insurance covering the Executive and family dependents.

6.

Termination.

(a)

Death or Disability.  Except as otherwise provided in this Agreement, this Agreement shall automatically terminate upon the death or disability of the Executive.  For purposes of this Section 6(a), “disability” shall mean (i) the Executive is unable to engage in his customary duties by reason of any medically determinable physical or mental impairment that can be expected to result in death, or last for a continuous period of not less than 12 months; (ii) the Executive is, by reason of any medically determinable physical or mental impairment that can be expected to result in death, or last for continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company; or (iii) the Executive is determined to be totally disabled by the Social Security Administration.  Any question as to the existence of a disability shall be determined by the written opinion of the Executive’s regularly attending physician (or his guardian) (or the Social Security Administration, where applicable). In the event that the Executive’s employment is terminated by reason of Executive’s death or disability, the Company shall pay the following to the Executive or his personal representative: (i) any accrued but unpaid Base Salary for services rendered to the date of termination, (ii) accrued but unpaid expenses required to be reimbursed under this Agreement, (iii) any earned but unpaid bonuses for any prior period and his annual bonus prorated to date of termination (to the extent the Compensation Committee has set a formula and it can be calculated), and (v) all equity awards previously granted to the Executive under the Incentive Plan or similar plan shall thereupon become fully vested, and the Executive or his legally appointed guardian, as the case may be, shall have up to two years from the date of termination to exercise all such previously granted options, provided that in no event shall any option be exercisable beyond its term.  The Executive (or his estate) shall receive the payments provided herein at such times as he would have received them if there was no death or disability.  Additionally, if the Executive’s employment is terminated because of disability, any benefits (except perquisites) to which the Executive may be entitled pursuant to Section 5(b) hereof shall continue to be paid or provided by the Company, as the case may be, for one year, subject to the terms of any applicable plan or insurance contract and applicable law provided that such benefits are exempt from Section 409A of the Code by reason of Treasury Regulation 1.409A-1(a)(5) or otherwise.  In the event all or a portion of the benefits to which the Executive was entitled pursuant to Section 5(b) hereof are subject to 409A of the Code, the Executive shall not be entitled to the benefits that are subject to Section 409A of the Code subsequent to the “applicable 2 ½ month period” (as such term is defined under Treasury Regulation Section 1.409A-1(b)(4)(i)(A)).

(b)

Termination by the Company for Cause or by the Executive Without Good Reason.  The Company may terminate the Executive’s employment pursuant to the terms of this Agreement at any time for Cause (as defined below) by giving the Executive written notice of termination.  Such termination shall become effective upon the giving of such notice.  Upon any such termination for Cause, or in the event the Executive terminates his employment with the Company without Good Reason (as defined in Section 6(c)), then the Executive shall have no right to compensation, or reimbursement under Section 4, or to participate in any Executive benefit programs under Section 5, except as may otherwise be provided for by law, for any period subsequent to the effective date of termination.  For purposes of this Agreement, “Cause” shall mean: (i) the Executive is convicted of, or pleads guilty or nolo contendere to, a felony; (ii) the Executive, in carrying out his duties hereunder, has acted with gross negligence or intentional misconduct resulting, in any case, in material harm to the Company; (iii) the Executive misappropriates Company funds or otherwise defrauds the Company including a material amount of money or property; (iv) the Executive breaches his fiduciary duty to the Company resulting in material profit to him, directly or indirectly; (v) the Executive materially breaches any agreement with the Company and fails to cure such breach within 10 days of receipt of notice, unless the act is incapable of being cured; (vi) the Executive breaches any provision of Section 8 or Section 9; (vii) the Executive becomes subject to a preliminary or permanent injunction issued by a United States District Court enjoining the Executive from violating any securities law administered or regulated by the Securities and Exchange Commission; (viii) the Executive becomes subject to a cease and desist order or other order issued by the Securities and Exchange Commission after an opportunity for a hearing; (ix) the Executive refuses to carry out a resolution adopted by the Company’s Board at a meeting in which the Executive was offered a reasonable opportunity to argue that the resolution should not be adopted; or (x) the Executive abuses alcohol or drugs in a manner that interferes with the successful performance of his duties.

(c)

Termination by the Company Without Cause, Termination by Executive for Good Reason or Automatic Termination Upon a Change of Control or at the end of a Term after the Company provides notice of Non-Renewal.

(1)

This Agreement may be terminated: (i) by the Executive for Good Reason (as defined below), (ii) by the Company without Cause, (iii) upon any Change of Control event as defined in Treasury Regulation Section 1.409A-3(i)(5) provided, that, within six months of the Change of Control event (A) the Company terminates the Executive’s employment, the Company fails to obtain an agreement from any successor to the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no succession had taken place,  or changes his title as Chief Financial Offer, or (B) the Executive terminates his employment or (iv) at the end of a Term after the Company provides the Executive with notice of non-renewal.

(2)

In the event this Agreement is terminated by the Executive for Good Reason or by the Company without Cause, the Executive shall be entitled to the following:

(A)

any accrued but unpaid Base Salary for services rendered to the date of termination;

(B)

any accrued but unpaid expenses required to be reimbursed under this Agreement;

(C)

a payment equal to six months of the then Base Salary (“Severance Amount”);

(D)

the Executive or his legally appointed guardian, as the case may be, shall have up to one  year from the date of termination to exercise all such previously granted options, provided that in no event shall any option be exercisable beyond its Term;

(E)

all equity awards previously granted to the Executive under the Incentive Plan or similar plan shall thereupon become fully vested; and

(F)

any benefits (except perquisites) to which the Executive was entitled pursuant to Section 5(b) hereof shall continue to be paid or provided by the Company, as the case may be, for six months, subject to the terms of any applicable plan or insurance contract and applicable law provided that such benefits are exempt from Section 409A of the Code by reason of Treasury Regulation 1.409A-1(a)(5) or otherwise.  In the event all or a portion of the benefits to which the Executive was entitled pursuant to Section 5(b) hereof are subject to 409A of the Code, the Executive shall not be entitled to the benefits that are subject to Section 409A of the Code subsequent to the “applicable 2 ½ month period” (as such term is defined under Treasury Regulation Section 1.409A-1(b)(4)(i)(A)).

(3)

In the event of a Change of Control during the Term, the Executive, subject to the termination of employment or change in title as outlined in Section 6(c)(1), shall be entitled to receive each of the provisions of Section 6(c)(2)(A) – (F) above except that (i) the Severance Amount shall equal to 12 months of the then Base Salary; (ii) the Executive shall receive 100% of the existing Target Bonus, if any, for that fiscal year; (iii) the benefits under Section 6(c)(2)(F) shall continue for an 12 month period provided that such benefits are exempt from Section 409A of the Code by reason of Treasury Regulation 1.409A-1(a)(5) or otherwise.  In the event all or a portion of the benefits under Section 6(c)(2)(F) are subject to 409A of the Code, the Executive shall not be entitled to the benefits that are subject to Section 409A of the Code subsequent to the “applicable 2 ½ month period” (as such term is defined under Treasury Regulation Section 1.409A-1(b)(4)(i)(A)).

(4)

In the event this Agreement is terminated at the end of a Term after the Company provides the Executive with notice of non-renewal and the Executive remains employed until the end of the Term, the Executive shall be entitled to the following:

(A)

any accrued but unpaid Base Salary for services rendered to the date of termination;

(B)

any accrued but unpaid expenses required to be reimbursed under this Agreement;

(C)

a Severance Amount equal to six months of the then Base Salary;

(D)

all equity awards previously granted to the Executive under the Equity Incentive Plan or similar plan shall become fully vested;

(E)

the Executive or his legally appointed guardian, as the case may be, shall have up to two years from the date of termination to exercise all such previously granted options, provided that in no event shall any option be exercisable beyond its Term; and

(F)

any benefits (except perquisites) to which the Executive was entitled pursuant to Section 5(b) hereof shall continue to be paid or provided by the Company, as the case may be, for six months, subject to the terms of any applicable plan or insurance contract and applicable law provided that such benefits are exempt from Section 409A of the Code by reason of Treasury Regulation 1.409A-1(a)(5) or otherwise.  In the event all or a portion of the benefits to which the Executive was entitled pursuant to Section 5(b) hereof are subject to 409A of the Code, the Executive shall not be entitled to the benefits that are subject to Section 409A of the Code subsequent to the “applicable 2 ½ month period” (as such term is defined under Treasury Regulation Section 1.409A-1(b)(4)(i)(A)).

Provided, however, that the Executive shall only be entitled to receive each of the provisions of this Section 6(c)(4)(A)-(F) if the Executive is willing and able (i) to execute a new agreement providing terms and conditions substantially similar to those in this Agreement and (ii) to continue providing such services, and therefore, the Company’s non-renewal of the Term will be considered an “involuntary separation from service” within the meaning of Treasury Regulation Section 1.409A-1(n).

(5)

In the event of a termination for Good Reason, without Cause, or non-renewal by the Company, the payment of the Severance Amount shall be made at the same times as the Company pays compensation to its employees over the applicable monthly period and any other payments owed under Section 6(c) shall be promptly paid.  Provided, however, that any balance of the Severance Amount remaining due on the “applicable 2 ½ month period” (as such term is defined under Treasury Regulation Section 1.409A-1(b)(4)(i)(A)) after the end of the tax year in which the Executive’s employment is terminated or the Term ends shall be paid on the last day of the applicable 2½ month period.  The payment of the Severance Amount and the acceleration of vesting shall be conditioned on the Executive signing an Agreement and General Release (in the form which is attached as Exhibit A) which releases the Company or any of its affiliates (including its officers, directors and their affiliates) from any liability under this Agreement or related to the Executive’s employment with the Company provided that (x) the payment of the Severance Amount is made on or before the 90th day following the Executive’s termination of employment; (y) such Agreement and General Release is executed by the Executive, submitted to the Company, and the statutory period during which the Executive is entitled to revoke the Agreement and General Release under applicable law has expired on or before that 90th day; and (z) in the event that the 90 day period begins in one taxable year and ends in a second taxable year, then the payment of the Severance Amount shall be made in the second taxable year.  Upon any Change of Control event, all payments owed under Section 6(c)(3) shall be paid immediately. The term “Good Reason” shall mean: (i) a material diminution in the Executive’s authority, duties or responsibilities due to no fault of the Executive other than temporarily while the Executive is physically or mentally incapacitated or as required by applicable law; (ii) the Company requires the Executive to change his principal business office as defined in Section 3(c) to a location other than the Naples, Florida area, (iii) a change in Executive’s overall compensation or bonus structure such that his overall compensation is materially diminished; or (iv) any other action or inaction that constitutes a material breach by the Company under this Agreement.  Prior to the Executive terminating his employment with the Company for Good Reason, the Executive must provide written notice to the Company, within 30 days following the Executive’s initial awareness of the existence of such condition, that such Good Reason exists and setting forth in detail the grounds the Executive believes constitutes Good Reason.  If the Company does not cure the condition(s) constituting Good Reason within 30 days following receipt of such notice, then the Executive’s employment shall be deemed terminated for Good Reason.

(d)

Any termination made by the Company under this Agreement shall be approved by the Board.

(e)

Upon (1) voluntary or involuntary termination of the Executive’s employment or (2) the Company’s request at any time during the Executive's employment (provided it does not interfere with his ability to perform his duties and responsibilities hereunder), the Executive shall (i) provide or return to the Company any and all Company property, including keys, key cards, access cards, security devices, employer credit cards, network access devices, computers, cell phones, smartphones, manuals, work product, thumb drives or other removable information storage devices, and hard drives, and all Company documents and materials belonging to the Company and stored in any fashion, including but not limited to those that constitute or contain any Confidential Information or work product, that are in the possession or control of the Executive, whether they were provided to the Executive by the Company or any of its business associates or created by the Executive in connection with his employment by the Company; and (ii) delete or destroy all copies of any such documents and materials not returned to the Company that remain in the Executive’s possession or control, including those stored on any non-Company devices, networks, storage locations and media in the Executive’s possession or control.

7.

Indemnification.  As provided in an Indemnification Agreement to be entered into between the Company and the Executive, a copy of which is annexed as Exhibit B, the Company shall indemnify the Executive, to the maximum extent permitted by applicable law, against all costs, charges and expenses incurred or sustained by him in connection with any claim, action, suit or proceeding to which he may be made a party by reason of him being an officer, director or employee of the Company or of any subsidiary or affiliate of the Company.  The Company shall provide, at its expense, directors and officers insurance for the Executive in amounts and for a term consistent with industry standards.

8.

Non-Competition Agreement.

(a)

Competition with the Company.  Until termination of his employment and for a period of one year commencing on the date of termination, the Executive (individually or in association with, or as a shareholder, director, officer, consultant, employee, partner, joint venturer, manager, member, or otherwise, of or through any person, firm, corporation, partnership, limited liability company, association or other entity) shall not, directly or indirectly, act as an employee or officer (or comparable position) of, owning an interest in, or providing Services as defined in Section 9(a) for a direct competitor (either now or in the future) of the Company (any, a “Competitor”).

(b)

Solicitation of Employees or Professors.  During the period in which the provision of Section 8(a)  shall be in effect, the Executive agrees that he shall not, directly or indirectly, request, recommend or advise any employee or Professor of the Company to terminate his or her employment with the Company, for the purposes of providing services for a Competitor, or solicit for employment or recommend to any third party the solicitation for employment of any individual who was employed by the Company or any of its subsidiaries and affiliates at any time during the one year period preceding the Executive’s termination of employment.  For purposes of this Agreement, the word (i) “Professor” refers to any person engaged in the teaching of Students (without regard to actual title) at Aspen University Inc. or other school owned, directly or indirectly, by the Company and (ii) “Students” means any person who was enrolled as a student at Aspen University Inc. or other school owned, directly or indirectly, by the Company.

(c)

Non-disparagement.  The Executive agrees that, after the end of his employment, he will refrain from making, in writing or orally, any unfavorable comments about the Company, its operations, policies, or procedures that would be likely to injure the Company’s reputation or business prospects; provided, however, that nothing herein shall preclude the Executive from responding truthfully to a lawful subpoena or other compulsory legal process or from providing truthful information otherwise required by law.

(d)

No Payment.  The Executive acknowledges and agrees that no separate or additional payment will be required to be made to him in consideration of his undertakings in this Section 8, and confirms he has received adequate consideration for such undertakings.

(e)

References.  References to the Company in this Section 8 shall include the Company’s subsidiaries and affiliates.

9.

Non-Disclosure of Confidential Information.

(a)

Confidential Information.  For purposes of this Agreement, “Confidential Information” includes, but is not limited to, trade secrets, processes, policies, procedures, techniques, designs, drawings, know-how, show-how, technical information, specifications, computer software and source code, information and data relating to the development, research, testing, costs, marketing, and uses of the Services (as defined herein), the Company’s budgets and strategic plans, and the identity and special needs of Students or Professors, vendors, and suppliers, subjects and databases, data, and all technology relating to the Company’s businesses, systems, methods of operation, and Student and/or Professor lists, Student and/or Professor information, solicitation leads, marketing and advertising materials, methods and manuals and forms, all of which pertain to the activities or operations of the Company, the names, home addresses and all telephone numbers and e-mail addresses of the Company’s directors, employees, officers, executives, former executives, Students and/or former Students or Professors and/or former Professors.  In addition, Confidential Information also includes the names of Students and Professors and the identity of and telephone numbers, e-mail addresses and other addresses of Students or Professors who are the persons with whom the Company’s executives, officers, employees, and agents communicate in the ordinary course of business.  Confidential Information also includes, without limitation, Confidential Information received from the Company’s subsidiaries and affiliates.  For purposes of this Agreement, the following will not constitute Confidential Information (i) information which is or subsequently becomes generally available to the public through no act or fault of the Executive, (ii) information set forth in the written records of the Executive prior to disclosure to the Executive by or on behalf of the Company which information is given to the Company in writing as of or prior to the date of this Agreement, and (iii) information which is lawfully obtained by the Executive in writing from a third party (excluding any affiliates of the Executive) who lawfully acquired the confidential information and who did not acquire such confidential information or trade secret, directly or indirectly, from the Executive or the Company or its subsidiaries or affiliates and who has not breached any duty of confidentiality. As used herein, the term “Services” shall include all services offered for sale and marketed by the Company during the Term, which as of the Effective Date consist of operating a for  profit  online university in compliance with all applicable regulatory requirements.  Services also includes any other services which the Company has taken concrete steps to offer for sale, but has not yet commenced selling or marketing, during or prior to the Term.  Services also include any services disclosed in the Company’s latest Form 10-K, Form 10-Q and/or Form S-1 or S-3 (or successor form) filed with the SEC.

(b)

Legitimate Business Interests.  The Executive recognizes that the Company has legitimate business interests to protect and as a consequence, the Executive agrees to the restrictions contained in this Agreement because they further the Company’s legitimate business interests.  These legitimate business interests include, but are not limited to (i) trade secrets; (ii) valuable confidential business, technical, and/or professional information that otherwise may not qualify as trade secrets, including, but not limited to, all Confidential Information; (iii) substantial, significant, or key relationships with specific prospective or existing Students or Professors, vendors or suppliers; (iv) Student goodwill associated with the Company’s business; and (v) specialized training relating to the Company’s technology, Services, methods, operations and procedures.  Notwithstanding the foregoing, nothing in this Section 9(b) shall be construed to impose restrictions greater than those imposed by other provisions of this Agreement.

(c)

Confidentiality.  During the Term of this Agreement and following termination of employment, for any reason, the Confidential Information shall be held by the Executive in the strictest confidence and shall not, without the prior express written consent of the Company, be disclosed to any person other than in connection with the Executive’s employment by the Company.  The Executive further acknowledges that such Confidential Information as is acquired and used by the Company or its subsidiaries or affiliates is a special, valuable and unique asset.  The Executive shall exercise all due and diligent precautions to protect the integrity of the Company’s Confidential Information and to keep it confidential whether it is in written form, on electronic media, oral, or otherwise.  The Executive shall not copy any Confidential Information except to the extent necessary to his employment nor remove any Confidential Information or copies thereof from the Company’s premises except to the extent necessary to his employment.  All records, files, materials and other Confidential Information obtained by the Executive in the course of his employment with the Company are confidential and proprietary and shall remain the exclusive property of the Company.  The Executive shall not, except in connection with and as required by his performance of his duties under this Agreement, for any reason use for his own benefit or the benefit of any person or entity other than the Company or disclose any such Confidential Information to any person, firm, corporation, association or other entity for any reason or purpose whatsoever without the prior express written consent of an executive officer of the Company (excluding the Executive).

(d)

References.  References to the Company in this Section 9 shall include the Company’s subsidiaries and affiliates.

(e)

Whistleblowing.  Nothing contained in this Agreement shall be construed to prevent the Executive from reporting any act or failure to act to the SEC or other governmental body or prevent the Executive from obtaining a fee as a “whistleblower” under Rule 21F-17(a) under the Securities Exchange Act of 1934 or other rules or regulations implemented under the Dodd-Frank Wall Street Reform Act and Consumer Protection Act.

(f)

Notice of Immunity Under the Economic Espionage Act of 1996, as amended by the Defend Trade Secrets Act of 2016 (“DTSA”). Notwithstanding any other provision of this Agreement:

(i)  The Executive will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that:

(A)  is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or

(B)  is made in a complaint or other document filed under seal in a lawsuit or other proceeding.

(ii) If the Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Executive may disclose the Company’s trade secrets to the Executive’s attorney and use the trade secret information in the court proceeding if the Executive:

(A)  files any document containing trade secrets under seal; and

(B)  does not disclose trade secrets, except pursuant to court order.

10.

Equitable Relief.

(a)

The Company and the Executive recognize that the services to be rendered under this Agreement by the Executive are special, unique and of extraordinary character, and that in the event of the breach by the Executive of the terms and conditions of this Agreement or if the Executive, without the prior express consent of the Board, shall leave his employment for any reason and/or take any action in violation of Section 8 and/or Section 9, the Company shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction referred to in Section 10(b) below, to enjoin the Executive from breaching the provisions of Section 8 and/or Section 9.

(b)

Any action arising from or under this Agreement must be commenced only in the appropriate state or federal court located in New York County, New York.  The Executive and the Company irrevocably and unconditionally submit to the exclusive jurisdiction of such courts and agree to take any and all future action necessary to submit to the jurisdiction of such courts.  The Executive and the Company irrevocably waive any objection that they now have or hereafter may have to the laying of venue of any suit, action or proceeding brought in any such court and further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Final judgment against the Executive or the Company in any such suit shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any liability of the Executive or the Company therein described, or by appropriate proceedings under any applicable treaty or otherwise.

11.

Conflicts of Interest.  While employed by the Company, the Executive shall not, unless approved by the Compensation Committee, directly or indirectly:

(a)

participate as an individual in any way in the benefits of transactions with any of the Company’s vendors, Students, or Professors, including, without limitation, having a financial interest in the Company’s vendors, Students, or Professors, or making loans to, or receiving loans, from, the Company’s suppliers, vendors, Students, or Professors;

(b)

realize a personal gain or advantage from a transaction in which the Company has an interest or use information obtained in connection with the Executive’s employment with the Company for the Executive’s personal advantage or gain; or

(c)

accept any offer to serve as an officer, director, partner, consultant, manager with, or to be employed in a professional, medical, technical, or managerial capacity by, a person or entity which does business with the Company.

The Compensation Committee has approved the Company entering into business relationships with entities reflected on Schedule B, subject to the further approval of the Board as to any particular agreement.

12.

Inventions, Ideas, Processes, and Designs.  Except as reflected on Schedule B, all inventions, ideas, processes, programs, software, and designs (including all improvements) (i) conceived or made by the Executive during the course of his employment with the Company (whether or not actually conceived during regular business hours) and for a period of six months subsequent to the termination (whether by expiration of the Term or otherwise) of such employment with the Company, and (ii) related to the business of the Company, shall be disclosed in writing promptly to the Company and shall be the sole and exclusive property of the Company, and the Executive hereby assigns any such inventions to the Company.  An invention, idea, process, program, software, or design (including an improvement) shall be deemed related to the business of the Company if (a) it was made with the Company’s funds, personnel, equipment, supplies, facilities, or Confidential Information, (b) results from work performed by the Executive for the Company, or (c) pertains to the current business or demonstrably anticipated research or development work of the Company.  The Executive shall cooperate with the Company and its attorneys in the preparation of patent and copyright applications for such developments and, upon request, shall promptly assign all such inventions, ideas, processes, and designs to the Company.  The decision to file for patent or copyright protection or to maintain such development as a trade secret, or otherwise, shall be in the sole discretion of the Company, and the Executive shall be bound by such decision. The Executive hereby irrevocably assigns to the Company, for no additional consideration, the Executive’s entire right, title and interest in and to all work product and intellectual property rights, including the right to sue, counterclaim and recover for all past, present and future infringement, misappropriation or dilution thereof, and all rights corresponding thereto throughout the world. Nothing contained in this Agreement shall be construed to reduce or limit the Company's rights, title or interest in any work product or intellectual property rights so as to be less in any respect than the Company would have had in the absence of this Agreement.  If applicable, the Executive shall provide as a schedule to this Agreement, a complete list of all inventions, ideas, processes, and designs, if any, patented or unpatented, copyrighted or otherwise, or non-copyrighted, including a brief description, which he made or conceived prior to his employment with the Company and which therefore are excluded from the scope of this Agreement. References to the Company in this Section 12 shall include the Company, its subsidiaries and affiliates.

13.

Indebtedness.  If, during the course of the Executive’s employment under this Agreement, the Executive becomes indebted to the Company for any reason, the Company may, if it so elects, and if permitted by applicable law, set off any sum due to the Company from the Executive and collect any remaining balance from the Executive unless the Executive has entered into a written agreement with the Company.

14.

Assignability.  The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, provided that such successor or assign shall acquire all or substantially all of the securities or assets and business of the Company.  The Executive’s obligations hereunder may not be assigned or alienated and any attempt to do so by the Executive will be void.

15.

Severability.

(a)

The Executive expressly agrees that the character, duration and geographical scope of the non-competition provisions set forth in this Agreement are reasonable in light of the circumstances as they exist on the date hereof.  Should a decision, however, be made at a later date by a court of competent jurisdiction that the character, duration or geographical scope of such provisions is unreasonable, then it is the intention and the agreement of the Executive and the Company that this Agreement shall be construed by the court in such a manner as to impose only those restrictions on the Executive’s conduct that are reasonable in the light of the circumstances and as are necessary to assure to the Company the benefits of this Agreement.  If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants deemed included herein because taken together they are more extensive than necessary to assure to the Company the intended benefits of this Agreement, it is expressly understood and agreed by the parties hereto that the provisions of this Agreement that, if eliminated, would permit the remaining separate provisions to be enforced in such proceeding shall be deemed eliminated, for the purposes of such proceeding, from this Agreement.

(b)

If any provision of this Agreement otherwise is deemed to be invalid or unenforceable or is prohibited by the laws of the state or jurisdiction where it is to be performed, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative in such state or jurisdiction and shall not be part of the consideration moving from either of the parties to the other.  The remaining provisions of this Agreement shall be valid and binding and of like effect as though such provisions were not included.

16.

Notices and Addresses.  All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by FedEx or similar receipted delivery, or next business day delivery to the addresses detailed below (or to such other address, as either of them, by notice to the other may designate from time to time), or by e-mail delivery (in which event a copy shall immediately be sent by FedEx or similar receipted delivery), as follows:

To the Company:

Michael Mathews

Chief Executive Officer

Aspen Group, Inc.

276 Fifth Avenue

New York, NY 10001

Email: ______________________

With a copy to:

Nason, Yeager, Gerson White & Lioce, P.A.

Attn: Michael D. Harris, Esq.

3001 PGA Blvd., Suite 305

Palm Beach Gardens, Florida 33410

Email: _______________________

To the Executive:

Frank Cotroneo

________________________

________________________

Email: _______________________

With a copy to:

Dealy Silberstein & Braverman, LLP

Attn: Milo Silberstein, Esq.

225 Broadway, Suite 1405

New York, New York 10007

Email: _______________________

17.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or facsimile signature.

18.

Attorneys’ Fees.  In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and expenses (including such fees and costs on appeal).

19.

Governing Law.  This Agreement shall be governed or interpreted according to the internal laws of the State of Delaware without regard to choice of law considerations and all claims relating to or arising out of this Agreement, or the breach thereof, whether sounding in contract, tort, or otherwise, shall also be governed by the laws of the State of Delaware without regard to choice of law considerations.

20.

Entire Agreement.  This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

21.

Section and Paragraph Headings.  The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

22.

Section 409A Compliance.

(a)

This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), or an exemption thereunder.  This Agreement shall be construed and administered in accordance with Section 409A.  Notwithstanding any other provision of this Agreement to the contrary, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption.  Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service (including a voluntary separation from service for good reason that is considered an involuntary separation for purposes of the separation pay exception under Treasury Regulation 1.409A-1(n)(2)) or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible.  For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment.  Any payments to be made under this Agreement upon a termination of employment shall only be made if such termination of employment constitutes a “separation from service” under Section 409A.  Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Executive on account of non-compliance with Section 409A.

(b)

Notwithstanding any other provision of this Agreement, if at the time of the Executive's termination of employment, the Executive is a "specified employee", determined in accordance with Section 409A, any payments and benefits provided under this Agreement that constitute "nonqualified deferred compensation" subject to Section 409A (e.g., payments and benefits that do not qualify as a short-term deferral or as a separation pay exception) that are provided to the Executive on account of the Executive’s separation from service shall not be paid until the first payroll date to occur following the six-month anniversary of the Executive's termination date ("Specified Employee Payment Date").  The aggregate amount of any payments that would otherwise have been made during such six-month period shall be paid in a lump sum on the Specified Employee Payment Date without interest and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule.  If the Executive dies during the six-month period, any delayed payments shall be paid to the Executive's estate in a lump sum upon the Executive's death.

(c)

To the extent required by Section 409A, each reimbursement or in-kind benefit provided under this Agreement shall be provided in accordance with the following:

(1)

the amount of expenses eligible for reimbursement, or in-kind benefits provided, during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year;

(2)

any reimbursement of an eligible expense shall be paid to the Executive on or before the last day of the calendar year following the calendar year in which the expense was incurred; and

(3)

any right to reimbursements or in-kind benefits under this Agreement shall not be subject to liquidation or exchange for another benefit.

(d)

In the event the Company determines that the Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code at the time of the Executive’s separation from service, then to the extent any payment or benefit that the Executive becomes entitled to under this Agreement on account of the Executive’s separation from service would be considered deferred compensation subject to Section 409A as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (i) six months and one day after the Executive’s separation from service, or (ii) the Executive’s death (the “Six Month Delay Rule”).

(1)

For purposes of this subparagraph, amounts payable under the Agreement should not provide for a deferral of compensation subject to Section 409A to the extent provided in Treasury Regulation Section 1.409A-1(b)(4) (e.g., short-term deferrals), Treasury Regulation Section 1.409A-1(b)(9) (e.g., separation pay plans, including the exception under subparagraph (iii)), and other applicable provisions of the Treasury Regulations.

(2)

To the extent that the Six Month Delay Rule applies to payments otherwise payable on an installment basis, the first payment shall include a catch-up payment covering amounts that would otherwise have been paid during the six-month period but for the application of the Six Month Delay Rule, and the balance of the installments shall be payable in accordance with their original schedule.

(3)

To the extent that the Six Month Delay Rule applies to the provision of benefits (including, but not limited to, life insurance and medical insurance), such benefit coverage shall nonetheless be provided to the Executive during the first six months following his separation from service (the “Six Month Period”), provided that, during such Six-Month Period, the Executive pays to the Company, on a monthly basis in advance, an amount equal to the Monthly Cost (as defined below) of such benefit coverage.  The Company shall reimburse the Executive for any such payments made by the Executive in a lump sum not later than 30 days following the sixth month anniversary of the Executive’s separation from service.  For purposes of this subparagraph, “Monthly Cost” means the minimum dollar amount which, if paid by the Executive on a monthly basis in advance, results in the Executive not being required to recognize any federal income tax on receipt of the benefit coverage during the Six Month Period.

(e)

The parties intend that this Agreement will be administered in accordance with Section 409A.  To the extent that any provision of this Agreement is ambiguous as to its compliance with Section 409A, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A.  The parties agree that this Agreement may be amended, as reasonably requested by either party, and as may be necessary to fully comply with Section 409A and all related rules and regulations in order to preserve the payments and benefits provided hereunder without additional cost to either party.

(f)

The Company makes no representation or warranty and shall have no liability to the Executive or any other person if any provisions of this Agreement are determined to constitute deferred compensation subject to Section 409A but do not satisfy an exemption from, or the conditions of, such Section.

[Signature Page To Follow]

IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date and year first above written.

Aspen Group, Inc.
By: /s/ Michael Mathews Michael Mathews, Chief Executive Officer

Executive:
/s/ Frank Cotroneo Frank J. Cotroneo

Exhibit A

General Release Agreement

TERMINATION AND RELEASE AGREEMENT

THIS TERMINATION AND RELEASE AGREEMENT (the “Agreement”) is made and entered into as of ___________ ____, 20__ (the “Effective Date”), by and between Frank J. Cotroneo (the “Employee”) and Aspen Group, Inc. (the “Employer” or the “Company”).

WHEREAS, the Employee is employed as the Chief Financial Officer of the Employer;

WHEREAS, the Employee desires to resign as Chief Financial Officer of the Employer and as an employee in order to pursue other interests;

WHEREAS, the parties wish to resolve all outstanding claims and disputes between them in an amicable manner;

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth in this Agreement, the sufficiency of which the parties acknowledge, it is agreed as follows:

1.

The Employee hereby resigns as the Chief Financial Officer and as an employee of the Employer, and the Employer accepts the Employee’s resignation, effective as of the Effective Date.

2.

In consideration for the Employee’s acknowledgments, representations, warranties, covenants, releases and agreements set forth in this Agreement, the Employer agrees to pay the Employee ____ months of his base salary, which equates to $_______, in equal payments of $________ (the “Payments”).  All Payments shall be made in accordance with the Employer’s customary twice-per-month payroll practices and shall be subject to withholding for all applicable federal, state, social security and other taxes.  The Employee acknowledges that he would not otherwise be entitled to the Payments but for his promises in this Agreement.

3.

As further consideration, the Employer also agrees to extend any current benefits that Employee previously elected to receive during his employment with Employer for a period of _______months.

4.

During the above ___-month period in which the Payments are made to the Employee, the Employee agrees to be available to the Employer, its officers, directors, employees, attorneys, or agents, to assist with the transition of any projects of the Employer or to provide any information that the Employee may have knowledge regarding the Employer’s business. The Employee may provide this information by telephone and/or email communication.

5.

Nothing in this Agreement shall be construed as an admission of liability or wrongdoing by the Employer, its past and present affiliates, officers, directors, owners, employees, attorneys, or agents, and the Employer specifically disclaims liability to or wrongful treatment of the Employee on the part of itself, its past and present affiliates, officers, directors,

1

owners, employees, attorneys, and agents.  Additionally, nothing in this Agreement shall be construed as an admission of liability or wrongdoing by the Employee and the Employee specifically disclaims liability to or wrongful acts directed at the Employer.

6.

The Employee covenants not to sue, and fully and forever releases and discharges the Employer, its past and present affiliates, directors, officers, owners, employees and agents, as well as its successors and assigns from any and all legally waivable claims, liabilities, damages, demands, and causes of action or liabilities of any nature or kind, whether now known or unknown, arising out of or in any way connected with the Employee’s employment with the Employer or the termination of that employment; provided, however, that nothing in this Agreement shall either waive any rights or claims of the Employee that arise after the Employee signs this Agreement or impair or preclude the Employee’s right to take action to enforce the terms of this Agreement.  This release includes but is not limited to claims arising under federal, state or local laws prohibiting employment discrimination or relating to leave from employment, including but not limited to Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, the Equal Pay Act and the Americans with Disabilities Act, as amended, the Family and Medical Leave Act, as amended, claims for attorneys’ fees or costs, and any and all claims in contract, tort, or premised on any other legal theory. The Employee acknowledges that the Employee has been paid in full all compensation owed to the Employee by the Employer as a result of Employee’s employment, except from compensation due following  the Effective Date for 90 days which shall be paid as provided in this Agreement. The Employer and its directors, officers, and employees covenant not to sue, and fully and forever release and discharge the Employee, from any and all legally waivable claims from the beginning of time until the date of this Agreement, and from liabilities, damages, demands, and causes of action, attorney’s fees, costs or liabilities of any nature or kind, whether now known or unknown, arising out of or in any way connected with the Employee’s employment with the Employer.

7.

The Employee represents that he has not filed any complaints or charges against the Employer with the Equal Employment Opportunity Commission, or with any other federal, state or local agency or court, and covenants that he will not seek to recover on any claim released in this Agreement.

8.

The Employee agrees that he will not encourage or assist any of the Employer’s employees to litigate claims or file administrative charges against the Employer or its past and present affiliates, officers, directors, owners, employees and agents, unless required to provide testimony or documents pursuant to a lawful subpoena or other compulsory legal process.

9.

The Employee acknowledges that he is subject to non-compete and confidentiality provisions under that certain Employment Agreement between the Employee and the Employer dated ______________ ___, 2019, (the “Employment Agreement”).  Any violation of the non-compete and confidentiality provisions in the Employment Agreement as determined by a court of competent jurisdiction shall result in the termination of the Payments.  The Employee further acknowledges that all confidential information regarding the Employer’s business compiled, created or obtained by, or furnished to, the Employee during the course of or in connection with his employment with the Employer including suppliers, other sources of supply and pricing, is

2

the Employer’s exclusive property.  Upon or before execution of this Agreement, the Employee will return to the Employer all originals and copies of any material containing confidential information and the Employee further agrees that he will not, directly or indirectly, use or disclose such information.  The Employee will also return to the Employer upon  execution of this Agreement any other items in his possession, custody or control that are the property of the Employer, including, but not limited to a laptop computer, iPad and smartphone, his files, credit cards, identification card, flash drives, passwords and office keys.

10.

The Employee acknowledges that he has been given at least 21 days to consider this Agreement and that he has seven days from the date he executes this Agreement in which to revoke it and that this Agreement will not be effective or enforceable until after the seven-day revocation period ends without revocation by the Employee.  Revocation can be made by delivery of a written notice of revocation to Michael Mathews, Chief Executive Officer at the offices of the Employer, by midnight on or before the seventh calendar day after the Employee signs the Agreement.

11.

The Employee acknowledges that he has been advised to consult with an attorney of his choice with regard to this Agreement. The Employee hereby acknowledges that he understands the significance of this Agreement, and represents that the terms of this Agreement are fully understood and voluntarily accepted by him.

12.

The Employee and the Employer agree that neither he nor they, nor any of either’s agents or representatives will disclose, disseminate and/or publicize, or cause or permit to be disclosed, disseminated or publicized, the existence of this Agreement, any of the terms of this Agreement, or any claims or allegations which the Employee believes he or they could have made or asserted against one another, specifically or generally, to any person, corporation, association or governmental agency or other entity except: (i) to the extent necessary to obtain legal advice or to report income to appropriate taxing authorities; (ii) to the Employee’s immediate family so long as such person agrees to be bound by the confidential nature of this Agreement (iii) in response to an order of a court of competent jurisdiction or subpoena issued under the authority thereof;  (iv) in response to any inquiry or subpoena issued by a state or federal governmental agency; provided, however, that notice of receipt of such order or subpoena shall be emailed to Aspen Group, Inc. - attention Michael Mathews, Michael.mathews@aspen.edu, and in the case of the Employee Frank Cotroneo, fjcotroneo@gmail.com, within 24 hours of the  receipt of such order or subpoena, so that both the Employee and the  Employer  will have the opportunity to assert what rights they have to non-disclosure prior to any response to the order, inquiry or subpoena. Either party may give email notice of a different email address.

13.

The Employee and the Employer agree to refrain from disparaging or making any unfavorable comments, in writing or orally, about either party, and in the case of the Employer, about its management, its operations, policies, or procedures and in the case of the Employee, to prospective employers, those making inquiry as to the reasons for his separation from the Company or to any person, company or other business entity.

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14.

In the event of any lawsuit against the Employer that relates to alleged acts or omissions by the Employee during his employment with the Employer, the Employee agrees to cooperate with the Employer by voluntarily providing truthful and full information as reasonably necessary for the Employer to defend against such lawsuit.  Provided, however, the Employee shall be entitled to receive reimbursement for expenses, including lost wages, incurred in assisting the Employer regarding any lawsuit.

15.

Nothing contained in this Agreement shall be construed to prevent the Employee from reporting any act or failure to act to the Securities and Exchange Commission or other governmental body or prevent the Employee from obtaining a fee as a “whistleblower” under Rule 21F-17(a) under the Securities and Exchange Act of 1934 or other rules or regulations implemented under the Dodd-Frank Wall Street Reform Act and Consumer Protection Act.

16.

This Agreement sets forth the entire agreement between the Employee and the Employer, and fully supersedes any and all prior agreements or understandings between them regarding its subject matter; provided, however, that nothing in this Agreement is intended to or shall be construed to modify, impair or terminate any obligation of the Employee or the Employer pursuant to provisions of (i) the Employment Agreement that by their terms continues after the Employee’s separation from the Employer’s employment; or (ii) the Indemnification Agreement entered into between the Employer and Employee dated _______, ___, 2019.  This Agreement may only be modified by written agreement signed by both parties.

17.

The Employer and the Employee agree that in the event any provision of this Agreement is deemed to be invalid or unenforceable by any court or administrative agency of competent jurisdiction, or in the event that any provision cannot be modified so as to be valid and enforceable, then that provision shall be deemed severed from the Agreement and the remainder of the Agreement shall remain in full force and effect.

18.

This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflicts of law provisions of the State of Delaware or of any other state.

19.

In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding is commenced to enforce or contest the provisions of this Agreement, the prevailing party shall be entitled to a reasonable attorney’s fee, costs and expenses.

20.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual, electronic or facsimile signature.

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PLEASE READ CAREFULLY.  THIS AGREEMENT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

ASPEN GROUP, INC.

By:
Michael Mathews,
Chief Executive Officer

I have carefully read this Agreement and understand that it contains a release of known and unknown claims.  I acknowledge and agree to all of the terms and conditions of this Agreement.  I further acknowledge that I enter into this Agreement voluntarily with a full understanding of its terms.

Frank J. Cotroneo

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Exhibit B

Indemnification Agreement

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the “Agreement”) is entered into as of this ____ day of ___________, 2019 (the “Effective Date”), by and between Aspen Group, Inc., a Delaware corporation (the “Company”), and Frank J. Cotroneo (the “Indemnitee”) and replaces any and all Indemnification Agreements previously entered into between the Parties:

WHEREAS, competent and experienced persons may be reluctant to serve publicly-held corporations as directors, officers, or in other capacities unless they are provided with adequate protection through liability insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to the corporation;

WHEREAS, the board of directors of the Company (the “Board”) has determined that the inability to attract and retain such persons would be detrimental to the best interests of the Company’s shareholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers the Company to indemnify its officers, directors, employees and agents by agreement and to indemnify persons who serve, at the request of the Company, as directors, officers, employees or agents of other corporations or enterprises;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, the Indemnitee is willing to serve as a director or officer of the Company;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company and the Indemnitee do hereby covenant and agree as follows:

1.

Definitions.  For purposes of this Agreement:

(a)

“Act” means the Securities Exchange Act of 1934.

(b)

“Beneficial Owner” means (as defined in Rule 13d-3 under the Act), any Person who directly or indirectly, owns securities of the Company representing 10% or more of the combined voting power of the Company’s then outstanding securities.

(c)

“Change of Control” means a change in control of the Company occurring after the Effective Date of a nature that would be required to be reported in response to Item 5.01 on Form 8-K (or in response to any similar item on any similar schedule or form) promulgated under the Act, whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change of Control shall be deemed to have

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occurred after the Effective Date if a Person (as defined below) becomes the Beneficial Owner without the prior approval of at least two-thirds of the directors in office immediately prior to such person attaining such percentage; (ii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (iii) during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board (including for this purpose, any new director whose election or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

(d)

“Corporate Status” describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company.

(e)

“Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

(f)

“Effective Date” means the date first above written.

(g)

“Expenses” shall include all reasonable attorney’s fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, or being or preparing to be a witness in a Proceeding.

(h)

“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent (i) the Company or the Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.

(i)

“Person” means (as such term is used in Sections 13(d) and 14(d) of the Act) an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

(j)

“Proceeding” includes any actual or threatened action, suit, arbitration, alternative dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, whether or not initiated prior

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to the Effective Date, except a proceeding initiated by an Indemnitee pursuant to Section 11 of this Agreement to enforce his rights under this Agreement.

(k)

“Standard” shall mean the applicable standard of conduct set forth in Sections 145(a) and (b) of the DGCL.

2.

Agreement to Serve.  The Indemnitee agrees to serve as a director or officer of the Company.  The Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law). Similarly, the Company shall have no obligation under this Agreement to continue the Indemnitee in any position with the Company (subject to any other contractual obligation or any obligation imposed by operation of law).

3.

Indemnification — General.  The Company shall indemnify and either advance or reimburse Expenses to the Indemnitee as provided in this Agreement and to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit.  However, no indemnification shall be made by the Company (except as ordered by a court) unless a determination has been made in the manner provided for in Section 145(d) of the DGCL and Section 9(b) herein that the Indemnitee has met the applicable Standard.  The rights of the Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other sections of this Agreement.

4.

Third-Party Actions.  The Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if, by reason of his Corporate Status, he is, or is threatened to be made, a party to any Proceeding, other than a Proceeding by or in the right of the Company.  Pursuant to this Section 4, the Indemnitee shall be indemnified against Expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding or any claim, issue or matter therein, if (i) he acted in good faith, and in a manner he reasonably believed to be in or not opposed to the Company’s best interests; and (ii) with respect to any criminal Proceeding, had no reasonable cause to believe his conduct was unlawful.  The Indemnitee shall not be entitled to indemnification in connection with any Proceeding charging improper personal benefit to the Indemnitee, whether or not involving action in his official capacity, in which he was judged liable on the basis that personal benefit was improperly received by him.

5.

Direct and Derivative Actions.  The Indemnitee shall be entitled to the rights of indemnification provided in this Section 5, by reason of his Corporate Status, if he is, or is threatened to be made, a party to any Proceeding brought by a shareholder directly or on behalf of the Company to procure a judgment in its favor.  Pursuant to this Section, the Indemnitee shall be indemnified against Expenses actually and reasonably incurred by him or on his behalf in connection with such Proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.  Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which the Indemnitee shall have been adjudged to be liable to the Company unless the Delaware Court of Chancery or the court in which such Proceeding was

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brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for such Expenses which the Delaware Court of Chancery or such other court shall deem proper.

The Indemnitee shall not be entitled to the rights of indemnification provided in this Section 5, by reason of his Corporate Status, if he is, or is threatened to be made, a party to any Proceeding brought by the Company against Indemnitee, or files any claim against the Company in a Proceeding.

6.

Indemnification for Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the extent that the Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

7.

Advancement or Reimbursement of Expenses.  The Company shall advance or reimburse all reasonable Expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding within 20 working days after the receipt by the Company of a statement or statements from the Indemnitee requesting such advance, advances or reimbursement from time to time, whether prior to or after final disposition of such Proceeding.  Such statement or statements shall reasonably evidence the Expenses incurred or to be incurred by the Indemnitee including providing detailed invoices from attorneys and other parties (unless an advance retainer).

The Indemnitee understands and agrees that the undertaking required by this Section 7(ii) shall be an unlimited general obligation of the Indemnitee.

8.

Indemnification Procedure.

(a)

To obtain indemnification under this Agreement, the Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification.  The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

(b)

Upon written request by the Indemnitee for indemnification pursuant to Section 9(a) hereof, a determination, if required by applicable law, with respect to the Indemnitee’s entitlement thereto shall be made in good faith and within a timely manner (i) by the Board by a majority vote of a quorum consisting of Disinterested Directors; or (ii) if a quorum cannot be obtained or, even if attainable, a quorum of Disinterested Directors so directs, by (a) Independent Counsel in a written opinion; or (b) by the shareholders of the Company.  If it is determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made within 10 working days after such determination. The Indemnitee shall cooperate with the person, persons or entity making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon

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reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the Indemnitee and reasonably necessary to such determination.

9.

Presumptions and Effect of Certain Proceedings.

(a)

If a Change of Control shall have occurred, in making a determination with respect to entitlement to indemnification hereunder, and following the procedures in Section 9, as applicable, it shall be presumed that the Indemnitee is entitled to indemnification under this Agreement if the Indemnitee has submitted a request for indemnification in accordance with Section 9(a) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

(b)

If the Indemnitee’s right to indemnification shall not have been made within 30 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, that the foregoing provisions of Section 10(b) shall not apply (i) if the determination of entitlement to indemnification is to be made by the shareholders pursuant to Section 9(b) of this Agreement and if (A) within 15 days after receipt by the Company of the request for such determination the Board has resolved to submit such determination to the shareholders for their consideration at an annual meeting thereof to be held within 75 days after such receipt and such determination is made thereat, or (B) a special meeting of shareholders is called within 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 9(b) of this Agreement.

(c)

The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.

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10.

Remedies of the Indemnitee.

(a)

In the event that (i) a determination is made pursuant to Section 9 of this Agreement that the Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 8 of this Agreement, (iii) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 9(b) of this Agreement and such determination shall not have been made and delivered in a written opinion within 90 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5 of this Agreement within 10 days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within 10 days after a determination has been made that the Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 9 or 10 of this Agreement, the Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement or reimbursement of Expenses.  The Indemnitee shall commence such proceeding seeking an adjudication within 180 days following the date on which the Indemnitee first has the right to commence such proceeding pursuant to this Section 10(a).

(b)

In the event that a determination shall have been made pursuant to Section 9 of this Agreement that the Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 10 shall be conducted in all respects as a de novo trial on the merits and the Indemnitee shall not be prejudiced by reason of that adverse determination.  If a Change of Control shall have occurred, in any judicial proceeding commenced pursuant to this Section 10, the Company shall have the burden of proving the Indemnitee is not entitled to indemnification or advancement or reimbursement of Expenses, as the case may be.

(c)

If a determination shall have been made or deemed to have been made pursuant to Section 8 or 9 of this Agreement that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 10, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)

The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 10 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

(e)

In the event that the Indemnitee, pursuant to this Section 10, seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, this Agreement, the Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all Expenses (of the types described in the definition of Expenses in Section 1 of this Agreement) actually and reasonably incurred by him

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in such judicial adjudication, but only if he prevails therein.  If it shall be determined in said judicial adjudication that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by the Indemnitee in connection with such judicial adjudication shall be appropriately prorated.

11.

Non-Exclusivity; Survival of Rights; Insurance; Subrogation.

(a)

The rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Articles of Incorporation, the Bylaws, any agreement, a vote of shareholders or a resolution of directors, or otherwise.  No amendment, alteration or repeal of this Agreement or any provision hereof shall be effective as to any Indemnitee with respect to any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal.

(b)

To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Company, the Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies.

(c)

In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d)

The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(e)

The Company may, to the full extent authorized by law, create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and other similar arrangements) to ensure the payment of such amounts as may become necessary to effect indemnification provided hereunder.

12.

Duration of Agreement.  This Agreement shall continue until and terminate upon the later of:  (a) six years after the date that the Indemnitee shall have ceased to serve as a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which the Indemnitee served at the request of the Company; or (b) the final termination of all pending Proceedings in respect of which the Indemnitee is granted rights of indemnification or advancement or

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reimbursement of Expenses hereunder and of any proceeding commenced by the Indemnitee pursuant to Section 11 of this Agreement relating thereto.

13.

Exceptions to Indemnification Rights.  Notwithstanding any other provision of this Agreement, except for Indemnification or advancement of Expenses in a Proceeding to enforce or claim therein to enforce the provisions of that Agreement, the Indemnitee shall not be entitled to Indemnification or advancement of Expenses with respect to any Proceeding, or any claim therein, brought or made by him against the Company or the Company against the Indemnitee; except as provided in the Company’s Certificate of Incorporation.  Provided further that no right of indemnification under the provisions set forth herein shall be available to the Indemnitee unless within 15 days after the later of (i) the filing of or (ii) learning of any such Proceeding he shall have offered the Company in writing the opportunity to handle and defend such Proceeding at its own expense.

14.

Gender.  Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

15.

Successors.  Subject to the provisions of this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

16.

Severability.  In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

17.

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  The execution of this Agreement may be by actual or facsimile signature.

18.

Benefit.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and assigns.

19.

Notices and Addresses.  All notices, offers, acceptance and any other acts under this Agreement (except payment) shall be in writing, and shall be sufficiently given if delivered to the addressee in person, by Federal Express or similar receipted delivery, or by email delivery as follows:

The Company:

Aspen Group, Inc.

276 Fifth Avenue

New York, NY 10001

Attention: Mr. Michael Mathews

Email: ______________________

with a copy to:

Michael D. Harris, Esq.

Nason, Yeager, Gerson, White & Lioce, P.A.

3001 PGA Boulevard, Suite 305

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Palm Beach Gardens, FL 33410

Email: ______________________

To the Indemnitee:

Frank Cotroneo

______________________

______________________

Email: ________________

With a copy to:

Dealy Silberstein & Braverman, LLP

Attn: Milo Silberstein, Esq.

225 Broadway, Suite 1405

New York, New York 10007

Email: ___________________

or to such other address as either of them, by notice to the other may designate from time to time.  Time shall be counted to, or from, as the case may be, the delivery in person or by mailing.

20.

Attorneys’ Fees.  In the event that there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach or enforcement thereof, and any action or proceeding relating to this Agreement is filed, the prevailing party shall be entitled to an award by the court of reasonable attorneys’ fees, costs and expenses.

21.

Oral Evidence.  This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

22.

Governing Law.  This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of Delaware without regard to choice of law considerations.

23.

Arbitration.  Any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in New York County, New York (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect.  In any such arbitration proceeding the parties agree to provide all discovery deemed necessary by the arbitrator.  The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

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24.

Section or Paragraph Headings.  Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.

[Signature Page To Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year indicated below.

ASPEN GROUP, INC.

By:
Date		Michael Mathews
Chief Executive Officer

INDEMNITEE:

By:
Date		Frank J. Cotroneo

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